UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2005

RAINIER PACIFIC FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)
Washington	000-50362	87-0700148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1498 Pacific Avenue, Tacoma, Washington	98402
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (253) 926-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

        On February 9, 2005, Rainier Pacific Financial Group, Inc. issued its earnings release for the quarter and year ended December 31, 2004. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

        (c)       Exhibits

        99.1    Press Release of Rainier Pacific Financial Group, Inc. dated February 9, 2005.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2005                                   RAINIER PACIFIC FINANCIAL GROUP, INC.

                                                                        /s/ John A. Hall
                                                                        John A. Hall
                                                                        President and Chief Executive Officer
                                                                        (Principal Executive Officer)


EXHIBIT 99.1


                                                                                                                For more information, contact:
                                                                                                                John Hall: (253) 926-4007
                                                                                                                jhall@rainierpac.com
**For Immediate Release**                                                                                or
                                                                                                                Vic Toy: (253) 926-4038
                                                                                                                vtoy@rainierpac.com

Rainier Pacific Financial Group, Inc.
Reports Fourth Quarter and Annual Earnings

Tacoma, Washington - February 9, 2005 - Rainier Pacific Financial Group, Inc. (the "Company") (NASDAQ: RPFG) today announced its fourth quarter and annual results for the periods ended December 31, 2004. Net income for the quarter ended December 31, 2004 was $1.3 million, or $0.18 per diluted share, compared to a net loss of $4.2 million, or a loss of $0.54 per diluted share, for the same period ended December 31, 2003. For the fiscal year ended December 31, 2004, the Company earned $3.6 million, or $0.48 per diluted share, compared to a net loss of $2.5 million, or a loss of $0.33 per diluted share, for the fiscal year ended December 31, 2003.

The Company's revenue (i.e., net interest income before provisions for loan losses plus non-interest income) for the quarter ended December 31, 2004 was $9.4 million, compared to $9.2 million for the same period a year ago. Net interest income before the provision for loan losses for the quarter ended December 31, 2004 was $6.6 million, compared to $7.6 million for the quarter ended December 31, 2003, as the Company's net interest margin continued to contract as a result of a decline in the yield on loans and investments and an increase in the cost of funds resulting from increasing short-term interest rates. For the year ended December 31, 2004, net interest income was

$28.3 million, an increase of 5.0% from $26.9 million in the previous fiscal year. Non-interest income was $2.8 million for the fourth quarter ended December 31, 2004, compared to $1.5 million during the same quarter in 2003. Non-interest income for the quarter ended December 31, 2004 was positively affected by the recognition of a deferred gain in the amount of $873,000 on the December 1999 sale of the Company's former corporate office building in Fife, Washington. The deferral of the gain was attributable to the building being sold under a sale-leaseback transaction, in which the Company's leasing of space in the building was terminated in December 2004. The early termination of the lease occurred in connection with the Company's relocation of its corporate offices to its new facility in downtown Tacoma. Non-interest income was $8.0 million for the year ended December 31, 2004, an increase of 11.9% from $7.2 million for the year ended December 31, 2003.

The Company's provision for loan losses was $600,000 for the quarter ended December 31, 2004, representing a 50% decrease from the $1.2 million provision for the same period one year ago, and was unchanged compared to the $600,000 provision made for the quarters ended September 30, 2004 and June 30, 2004. For the fiscal year ended December 31, 2004, provisions were $2.7 million, compared to $4.5 million for fiscal year 2003.

Non-interest expenses were $7.4 million for the quarter ended December 31, 2004, compared to $14.3 million for the same quarter in 2003. Non-interest expenses were significantly lower in the quarter ended December 31, 2004, compared to the same period last year, primarily as a result of the initial $6.3 million charitable contribution made by the Company to fund the Rainier Pacific Foundation (the "Foundation") in October 2003 and $1.0 million in outside professional and software services incurred in the fourth quarter of 2003 related to the Company's technology initiative that did not re-occur in 2004. The technology initiative entailed the replacement of the Bank's central processing systems and almost all of its other technology-related systems in December 2003. In December 2004, the Company incurred non-recurring expenses of $240,000 related to the relocation of its corporate offices and the early termination of its lease for office space in its former location in Fife, Washington. For the year ended December 31, 2004, non-interest expense was $28.8 million compared to $33.5 million for the fiscal year ended 2003. The decrease in non-interest expense in 2004 was primarily attributable to a $6.3 million decline in charitable contributions to the Foundation and a reduction of $2.3 million in outside professional and software service costs relating to the Company's technology initiative, partially offset by an increase of $3.9 million in all other operating expenses.

At December 31, 2004, the Company's total assets were $751.8 million, up 9.7% compared to $685.3 million at December 31, 2003. Total shareholders' equity at December 31, 2004 was $98.8 million compared to $114.6 million at December 31, 2003. The decline in shareholders' equity was primarily attributable to the purchase by the Company of 1,103,880 shares of the Company's outstanding common stock during 2004, for an aggregate amount of $18.9 million. The Company purchased 337,714 of its shares, at an average price per share of $16.21, to fund the Company's "2004 Management Recognition Plan" approved by shareholders in April 2004, and purchased an additional 766,166 of its shares in open market transactions at an average price of $17.41 in connection with its capital management activities.

The Company's book value per share as of December 31, 2004 was $13.96 per share based upon 7,078,308 outstanding shares. The number of outstanding shares includes 333,300 of restricted shares granted under the Company's "2004 Management Recognition Plan" that have not yet vested to participants and excludes 593,952 of unallocated shares held by the "Rainier Pacific 401(k) Employee Stock Ownership Plan". At December 31, 2004, the Company had the authority to purchase 350,310 shares of common stock under its currently active stock repurchase program.

The Company's net interest margin was 3.72% for the quarter ended December 31, 2004, compared to 4.21% for the same quarter in fiscal 2003 and 3.99% for the quarter ended September 30, 2004. In addition to higher short-term deposit and borrowing costs, the impact of refinancing and the prepayment of higher-rate commercial real estate and multi-family loans throughout fiscal 2004 caused the net interest margin to continue to narrow during the fourth quarter. For the quarter ended December 31, 2004, the yield on loans was 6.49%, compared to 7.26% for the quarter ended December 31, 2003. The net interest margin for the quarter ended December 31, 2004 was also negatively affected by the Federal Home Loan Bank of Seattle's ("FHLB") suspension of dividends on its common stock during the fourth quarter. The Company received dividends of $141,000 and $116,000 on its FHLB stock holdings during the quarters ended December 31, 2003 and September 30, 2004, respectively, compared to none during the quarter ended December 31, 2004. The FHLB announced its intention to resume the payment of dividends to its shareholders in the first quarter of 2005 at a more modest level than that paid in 2004. For the fiscal year ended December 31, 2004, Rainier Pacific's net interest margin was 4.08%, compared to 4.41% for the same twelve month period ended December 31, 2003.

Total loans increased to $502.7 million at December 31, 2004, or 12.3%, from $447.6 million at December 31, 2003. The Company's loan portfolio has continued to reflect a decreasing percentage of single-family real estate loans and consumer loans while commercial, multi-family, and real estate construction loans continue to comprise an increasing percentage of the total loan portfolio.

At December 31, 2004, the loan portfolio consisted of 28.8% commercial real estate loans, 25.1% multi-family real estate loans, 19.4% single-family real estate loans, 17.3% consumer loans, 5.7% home equity loans, 3.2% real estate construction loans, and 0.6% commercial business loans.

The Company sold $26.4 million of single-family real estate loans during the quarter ended December 31, 2004, compared to $5.2 million for the same period last year. As a result of the significant increase of loans sold during the fourth quarter of 2004, the Company generated $342,000 in gains on the sale of loans, compared to $136,000 during the quarter ended December 31, 2003. Gains on the sale of loans for the year ended December 31, 2004 were $698,000 on loan sales of $52.3 million, compared to $1.2 million on loan sales of $40.4 million for the prior year. The portfolio of loans serviced for others increased to $99.4 million at December 31, 2004, or 29.3%, from $76.9 million at December 31, 2003.

Total loan originations during the fourth quarter of 2004 were $62.3 million, compared to $48.2 million for the same period last year. The Company continued to focus on generating commercial, multi-family, and real estate construction loans and originated $42.8 million of new loans in these categories during the fourth quarter of 2004. Loan originations for the year ended December 31, 2004 were $243.4 million, relatively unchanged from total loan originations of $244.0 million during the prior year. During the year ended December 31, 2004, the Company originated a total of $160.6 million in commercial, multi-family, and real estate construction loans, compared to $93.5 million during the prior year. The $67.1 million increase in commercial, multi-family, and real estate construction loans during fiscal 2004 offset the $59.9 million decrease in single-family loan originations which totaled $46.8 million in fiscal 2004 compared to $106.7 million in fiscal 2003.

The credit quality indicators of the loan portfolio remain very good. Net charge-offs were $556,000 during the quarter ended December 31, 2004, compared to $501,000 for the quarter ended December 31, 2003. Net charge-offs for the year ended December 31, 2004 were $2.0 million, compared to $2.3 million for the year ended December 31, 2003. Loans more than 30 days delinquent as a percentage of total loans were 0.40% at December 31, 2004, compared to 0.74% at December 31, 2003 and 0.43% at September 30, 2004. Non-performing loans (i.e., non-accrual loans and loans 90 days or more past due) were $303,000, or 0.06% of total loans at December 31, 2004, compared to $475,000, or 0.11% of total loans, at December 31, 2003; and $317,000, or 0.06% of total loans, at September 30, 2004. Non-performing assets were $357,000, or 0.05% of total assets, compared to $905,000, or 0.13% of total assets, at December 31, 2003; and $375,000, or 0.05% of total assets, at September 30, 2004. The allowance for loan losses totaled $9.0 million at December 31, 2004, representing an allowance to total loans ratio of 1.79%, compared to $8.2 million, or 1.84%, at December 31, 2003.

The Company's investment securities portfolio at December 31, 2004, excluding FHLB stock, was $191.0 million, or 1.5% less than the $193.9 million at December 31, 2003.

Total deposits increased $29.5 million, or 9.4%, to $344.9 million at December 31, 2004, compared to $315.4 million at December 31, 2003. Core deposits (composed of checking, savings, money market, and individual retirement accounts) totaled $196.5 million, or 57.0% of total deposits, as of December 31, 2004. The average cost of deposits was 1.40% and 1.27% for the quarter and year ended December 31, 2004, respectively, compared to 1.02% and 1.17% for the same respective periods in fiscal 2003.

"We are pleased with our progress in fiscal 2004 as we continued to improve upon our technology and retail delivery infrastructure, reposition our loan portfolio, and improve our asset quality. We will focus our attention on growing the Company's share of the local deposit market, and expect our portfolio of commercial, multi-family, and real estate construction loans to continue growing in fiscal 2005. We do, however, remain cautious regarding the impact of rising short-term interest rates along with the flattening of the yield curve, which we anticipate will result in a decrease in the Company's net interest margin during the first half of 2005," said John Hall, President/CEO.

Rainier Pacific Financial Group, Inc. is the bank holding company for Rainier Pacific Savings Bank; a Tacoma-based state chartered savings bank operating 12 branch offices in the Tacoma-Pierce County and Federal Way areas of Western Washington.

For additional information, visit Rainier Pacific's website at www.rainierpac.com.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company's primary market area; demand for residential, commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; success of new technology; technological factors affecting operations; costs of technology; pricing of products and services; costs of constructing new buildings; time to lease excess space in Company-owned buildings; and other risks detailed in the Company's reports filed with the Securities and Exchange Commission including its Annual Report on Form 10-K for the fiscal year ended December 31, 2003. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.

Rainier Pacific Financial Group, Inc. & Subsidiary
Consolidated Statement of Condition
(Dollars in Thousands)

	At December 31,	At December 31,
	2004	2003
ASSETS
ASSETS:
Cash and cash equivalents	$ 8,927	$ 9,922
Interest-bearing deposits with banks	1,271	115
Securities available-for-sale	97,436	80,213
Securities held-to-maturity (fair value of $92,779 at December 31, 2004 and $112,914 at December 31,2003)	93,540	113,715
Federal Home Loan Bank stock, at cost	13,374	11,443

Loans	502,719	447,557
Less: allowance for loan losses	(8,981)	(8,237)
Loans, net	493,738	439,320

Premises and equipment, net	34,684	21,236
Accrued interest receivable	3,354	3,559
Other assets	5,452	5,772

TOTAL ASSETS	$ 751,776	$ 685,295

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Deposits
Non-interest bearing	$ 29,654	$ 28,429
Interest-bearing	315,262	286,951
Total Deposits	344,916	315,380

Borrowed funds	295,722	237,105
Corporate drafts payable	3,839	9,065
Deferred gain on sale and leaseback transaction	-	1,019
Accrued compensation and benefits	1,828	3,430
Other liabilities	6,665	4,739

TOTAL LIABILITIES	652,970	570,738

SHAREHOLDERS' EQUITY:
Common stock, no par value: 49,000,000 shares authorized; 7,672,260 shares issued and 6,779,634 shares outstanding at December 31, 2004; 7,780,992; shares outstanding at December 31, 2003	64,672	82,570
Employee Stock Ownership Plan ("ESOP") debt	(5,940)	(6,618)
Accumulated other comprehensive income (loss), net of tax	(725)	(232)
Retained earnings	40,799	38,837

TOTAL SHAREHOLDERS' EQUITY	98,806	114,557

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 751,776	$ 685,295

Rainier Pacific Financial Group, Inc. & Subsidiary
Consolidated Statement of Operations
(Dollars in Thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2004	2003	2004	2003
INTEREST INCOME
Loans	$ 7,993	$ 8,165	$ 31,886	$ 30,465
Securities available-for-sale	1,027	786	4,054	3,300
Securities held-to-maturity	865	1,194	3,753	3,621
Interest-bearing deposits	3	109	8	186
Federal Home Loan Bank stock dividends	-	141	354	520
Total interest income	9,888	10,395	40,055	38,092
INTEREST EXPENSE
Deposits	1,088	918	3,912	4,143
Borrowed funds	2,249	1,838	7,863	7,024
Total interest expense	3,337	2,756	11,775	11,167
Net interest income	6,551	7,639	28,280	26,925
PROVISION FOR LOAN LOSSES	600	1,200	2,700	4,500
Net interest income after provision for loan loss	5,951	6,439	25,580	22,425
NON-INTEREST INCOME
Deposit service fees	969	844	4,128	3,449
Loan service fees	238	167	836	926
Insurance service fees	179	165	619	624
Investment service fees	168	105	499	542
Gain (loss) on sale of securities, net	(5)	-	173	130
Gain on sale of loans, net	342	136	698	1,191
Gain on sale of premises and equipment, net	895	49	1,013	191
Other operating income	17	65	48	110
Total non-interest income	2,803	1,531	8,014	7,163
NON-INTEREST EXPENSE
Compensation and benefits	3,957	3,747	14,501	13,581
Office operations	1,379	1,146	5,092	3,606
Occupancy, net	517	324	1,565	1,214
Loan servicing	135	100	464	291
Outside and professional services	553	1,825	2,890	5,366
Marketing	209	299	1,205	1,143
Charitable contribution to Foundation	-	6,348	-	6,348
Other operating expenses	644	525	3,040	1,939
Total non-interest expense	7,394	14,314	28,757	33,488

INCOME (LOSS) BEFORE PROVISION FOR FEDERAL INCOME TAX	1,360	(6,344)	4,837	(3,900)

PROVISION FOR FEDERAL INCOME TAX (BENEFIT)	63	(2,167)	1,210	(1,353)

NET INCOME (LOSS)	$ 1,297	$ (4,177)	$ 3,627	$ (2,547)

EARNINGS (LOSS) PER COMMON SHARE
Basic	$ 0.19	$ (0.54)	$ 0.49	$ (0.33)
Diluted	$ 0.18	$ (0.54)	$ 0.48	$ (0.33)
Weighted average shares outstanding - Basic	6,934,747(1)	7,774,203	7,436,341(1)	7,774,203
Weighted average shares outstanding - Diluted	7,032,349(1)	7,774,203	7,492,929(1)	7,774,203

(1)    Weighted average shares outstanding (both Basic and Diluted) include 34,626 shares of the 333,300 restricted shares granted and issued under the "2004
        Management Recognition Plan".

Rainier Pacific Financial Group, Inc. & Subsidiary
Selected Information and Ratios
(Dollars in Thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2004	2003	2004	2003

Loan growth	2.68%	0.90%	12.33%	22.14%
Deposit growth (decline)	0.59%	(51.11%)	9.37%	8.95%
Equity growth (decline)	(5.93%)	165.97%	(13.75%)	171.38%
Asset growth (decline)	0.52%	(20.97%)	9.70%	37.21%

Net interest margin	3.72%	4.21%	4.08%	4.41%
Increase (decrease) in non-interest income	83.08%	(27.65%)	11.88%	(12.82%)
Increase (decrease) in non-interest expense	(48.34%)	148.21%	(14.13%)	63.86%
Net charge-offs to average loans	0.46%	0.45%	0.41%	0.57%
Efficiency ratio	79.05%	156.10%	79.23%	98.24%
Return on assets (ROA)	0.69%	(2.36%)	0.49%	(0.39%)
Return on equity (ROE)	5.11%	(14.62%)	3.33%	(4.20%)

Yield on loans	6.49%	7.26%	6.73%	7.43%
Yield on investments	3.80%	5.02%	3.76%	4.14%
Yield on FHLB stock	0.00%	3.76%	2.81%	5.45%

Cost of deposits	1.40%	1.02%	1.27%	1.17%
Cost of borrowed funds	3.05%	3.29%	2.84%	3.63%

Yield on interest-earning assets	5.60%	5.75%	5.77%	6.25%
Cost of interest-bearing liabilities	2.20%	1.86%	2.01%	2.04%
Net interest spread	3.40%	3.89%	3.76%	4.21%

Loans originated	$ 62,262	$ 48,216	$ 243,382	$ 244,045
Loans sold	$ 26,355	$ 5,151	$ 52,293	$ 40,351
Loans charged-off, net	$ 556	$ 501	$ 1,955	$ 2,347

Shares outstanding at end of period	7,078,308(1)	7,780,992(2)	7,078,308(1)	7,780,992(2)
Book value per share	$ 13.96	$ 14.72	$ 13.96	$ 14.72

Net interest margin-quarter ended 12/31/2004	3.72%
Net interest margin-quarter ended 09/30/2004	3.99%
Net interest margin-quarter ended 06/30/2004	4.23%
Net interest margin-quarter ended 03/31/2004	4.35%

(1)   Shares outstanding at the end of the periods shown represent all 7,672,260 shares issued (including a total of 333,300 unvested restricted shares granted under the "2004 Management Recognition Plan"), less 593,952 unallocated shares under the "Rainier Pacific 401(k) Employee Stock Ownership Plan".

(2)   Shares outstanding at the end of the periods shown represent all 8,442,840 shares issued, less 661,848 unallocated shares under the "Rainier Pacific
       401(k) Employee Stock Ownership Plan".

Rainier Pacific Financial Group, Inc. & Subsidiary
Selected Information and Ratios
(Dollars in Thousands)

	As of December 31,	As of December 31,
	2004	2003

Loans/Deposits	145.75%	141.91%
Equity/Assets	13.14%	16.72%
Non-performing assets:
Loans 90 days or more past due	$ 303	$ 475
Repossessed assets and other real estate owned	54	430
Total non-performing assets	$ 357	$ 905

Loans greater than 30 days delinquent	$ 2,022	$ 3,322
Loans greater than 30 days delinquent as a percentage of loans	0.40%	0.74%

Non-performing loans as a percentage of loans	0.06%	0.11%
Non-performing assets as a percentage of assets	0.05%	0.13%

Allowance for loan loss as a percentage of non-performing loans	2,964.03%	1,734.11%
Allowance for loan loss as a percentage of non-performing assets	2,515.69%	909.98%
Allowance for loan loss as a percentage of total loans	1.79%	1.84%

Loan portfolio composition:
Real estate:
One-to-four family residential	$ 97,455	$ 126,183
Home equity	28,775	31,545
Five or more family residential	126,199	87,068
Commercial	144,717	94,913
Total real estate	397,146	339,709

Real estate construction:
One-to-four family residential	16,183	8,364
Five or more family residential	-	-
Commercial	-	-
Total real estate construction	16,183	8,364

Consumer:
Automobile	52,567	59,779
Credit cards	22,447	22,834
Other	11,802	15,735
Total consumer	86,816	98,348

Commercial/Business	2,828	1,170
Subtotal	502,973	447,591

Less: Deferred loan (fees) costs, net	(254)	(34)
Less: Allowance for loan losses	(8,981)	(8,237)
Total loans, net	$ 493,738	$ 439,320

Sold loans, serviced for others	$ 99,416	$ 76,904

Core deposits (all deposits, excluding CDs)	$ 196,509	$ 181,629
Non-core deposits (CDs)	148,407	133,751
Total deposits	$ 344,916	$ 315,380